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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Carriage Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CARRIAGE SERVICES, INC.
1900 St. James Place, 4th Floor
Houston, Texas 77056

April 16, 2003

Dear Carriage Stockholder:

        I am pleased to invite you to Carriage's Annual Meeting of Stockholders. The meeting will be held at the Courtyard on St. James Place, 1885 St. James Place, Houston, Texas 77056 on Tuesday, May 13, 2003, at 10:00 a.m., Houston time. If you cannot be present at the Annual Meeting, I ask that you participate by completing the enclosed proxy and returning it at your earliest convenience.

        At the meeting, you and the other stockholders will elect two directors to Carriage's Board of Directors and vote on certain other matters discussed in the accompanying Proxy Statement. You will also have the opportunity to hear what has happened in our business in the past year and to ask questions. I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the Board of Directors and its committees and personal information about each of the nominees for the Board.

        We hope you can join us on May 13. Whether or not you can attend personally, it is important that your shares are represented at the Meeting. Please mark your votes on the enclosed proxy, sign and date the proxy, and return it to us in the enclosed envelope. Your vote is important, so please return your proxy promptly.

                      Sincerely,

                      MELVIN C. PAYNE
                       Chairman of the Board,
                      President and Chief Executive Officer

CARRIAGE SERVICES, INC.
1900 St. James Place, 4th Floor
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 13, 2003

        Carriage Services, Inc. will hold its Annual Meeting of Stockholders at the Courtyard on St. James Place, 1885 St. James Place, Houston, Texas, 77056, on Tuesday, May 13, 2003, at 10:00 a.m., Houston time.

        We are holding this meeting:

  •
  To elect two Class I directors, each to serve for a three-year term expiring at the annual meeting of stockholders in 2006 and until their respective successors are elected and qualified.

  •
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        Your Board of Directors has selected March 24, 2003, as the record date for determining stockholders entitled to vote at the meeting. A list of stockholders on that date will be available for inspection at our corporate headquarters, 1900 St. James Place, 4th Floor, Houston, Texas for ten days before the meeting.

        You are cordially invited to attend the meeting. If, however, you are unable to attend the Meeting, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. If you attend the meeting, and wish to do so, you may vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

        This Proxy Statement, proxy and Carriage's 2002 Annual Report to Stockholders are being distributed on or about April 22, 2003.

                      By Order of the Board of Directors

                      Joseph Saporito
                       Senior Vice President, Chief
                      Financial Officer and Secretary

Houston, Texas
April 16, 2003

i

GENERAL INFORMATION

Q: Who is soliciting my proxy?

A:
We, the Board of Directors of Carriage Services, Inc., are sending you this Proxy Statement in connection with our solicitation of proxies for use at Carriage's 2003 Annual Meeting of Stockholders. Certain directors, officers and employees of Carriage, and American Stock Transfer & Trust Company ("AST"), also may solicit proxies on our behalf by mail, phone, fax or in person.

Q: Who is paying for this solicitation?

A:
Carriage will pay for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Carriage also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of Carriage stock. No additional fee beyond the $950 monthly fee paid to AST to act as Carriage's transfer agent, together with AST's out-of-pocket expenses, will be paid to AST.

Q: What am I voting on?

A:
The election of Melvin C. Payne and Joe R. Davis to the Board of Directors as Class I directors.

Q: Who can vote?

A:
Stockholders as of the close of business on March 24, 2003 are entitled to vote at the Annual Meeting.

Q: How do I vote?

A:
You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting in person you automatically revoke your proxy. You also may revoke your proxy at any time before the meeting by giving the Secretary written notice of your revocation or by submitting a later-dated proxy. If you return your proxy but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of each of the nominees for director.

Q: How does the Board recommend I vote on the proposals?

A:
The Board recommends a vote FOR each of the nominees.

Q: Is my vote confidential?

A:
Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to Carriage and handled in a manner intended to protect your voting privacy. Your vote will not be disclosed except: (1) as needed to permit Carriage to tabulate and certify the vote; (2) as required by law; or (3) in limited circumstances such as a proxy contest in opposition to the Board. Additionally, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Q: How many shares can vote?

A:
As of the record date, March 24, 2003, Carriage had outstanding 17,348,574 shares of Common Stock. Each share of Common Stock is entitled to one (1) vote.

Q: What happens if I withhold my vote for an individual director?

A:
Because the individual directors are elected by a plurality of the votes cast at the meeting, a withheld vote will not have an effect on the outcome of the election of an individual director.

Q: Can I vote on other matters?

A:
Carriage's By-laws limit the matters presented at an annual meeting to those in the notice of the meeting and those otherwise properly presented before the meeting. We do not expect any other matter to come before the meeting. If any other matter is presented at the Annual Meeting, your signed proxy gives the individuals named as proxies authority to vote your shares on such matters at their discretion.

Q: When are stockholder proposals due for the annual stockholders meeting in 2004?

A:
To be considered for inclusion in the proxy statement for Carriage's 2004 annual meeting, a stockholder proposal must be received at Carriage's offices no later than December 1, 2003. A stockholder proposal submitted outside the processes of Rule 14a-8 of the SEC, if received by Carriage after February 15, 2004, will be considered untimely for presentation at Carriage's 2004 annual meeting of stockholders.

Q: How do I nominate someone to be a Carriage director?

A:
A stockholder may recommend nominees for director by giving the Secretary a written notice not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting. For the annual meeting in 2004, the deadline will be February 14, 2004, based upon this year's meeting occurring on May 13. The notice must include the full name, age, business and residence address, principal occupation or employment of the nominee, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Securities Exchange Act of 1934, and the nominee's written consent to the nomination and to serve, if elected.

RECORD DATE AND VOTING SECURITIES

        Only holders of record of the Common Stock at the close of business on March 24, 2003, the record date for the Meeting, are entitled to notice of and to vote at the Meeting. On that date, Carriage had outstanding 17,348,574 shares of Common Stock, each of which is entitled to one vote.

        The presence at the Meeting, in person or by proxy, of the holders of a majority of the total voting power of the issued and outstanding shares of Common Stock is necessary to constitute a quorum to transact business. Abstentions and broker non-votes will be counted for purposes of whether a quorum is present at the Meeting. In the absence of a quorum at the Meeting, the Meeting may be adjourned without notice other than announcement at the Meeting until a quorum shall be formed.

        If a quorum is present at the Meeting, the nominees for the Class I directors will be elected by a plurality of the votes cast at the Meeting. Any other matter properly brought before the Meeting would need to be approved by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting. Because directors are elected by a plurality of the votes cast, shares that are withheld will have no effect on the outcome of the election of directors. With respect to any matter other than the election of directors, abstentions will have the effect of a vote against the proposal. Broker non-votes will not be counted to determine the stockholders entitled to vote on a proposal and will not affect the outcome of the vote on such matter.

        All properly signed Proxies received prior to the Meeting will be voted in accordance with the choices specified. If no choice has been specified in the Proxy, the shares will be voted in favor of all proposals described herein and in the discretion of the persons named in the Proxy in connection with any other business that may properly come before the Meeting. A stockholder giving a Proxy may revoke it at any time before it is voted at the Meeting by filing with the Secretary an instrument revoking it, by signing and delivering to the Secretary a Proxy bearing a later date, or by voting in person at the Meeting after giving notice to the Chairman of the Meeting of the stockholder's intention to vote in person not withstanding the fact that the stockholder previously delivered a Proxy.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth, as of March 24, 2003, the number of shares beneficially owned and percent of the Common Stock held by: (i) each director and director nominee of Carriage, (ii) the Chief Executive Officer, (iii) the other executive officers named in the Summary Compensation Table set forth under "Executive Compensation" below, and (iv) all current executive officers and directors of Carriage as a group. Under the rules of the Securities and Exchange Commission ("SEC"), a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days through the exercise of currently available conversion rights or options. Each person named in the table below has sole voting and investment power with respect to the shares indicated, except as otherwise stated in the notes to the table.

Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Common Stock
Melvin C. Payne	1,212,844	6.7%
Joe R. Davis		—
Stuart W. Stedman(2)	426,961	2.4%
Ronald A Erickson(3)	50,500	*
Mark F. Wilson(4)	517,621	2.9%
Greg M. Brudnicki	285,451	1.6%
Vincent D. Foster	59,733	*
Joseph Saporito	—	—
Jay D. Dodds	160,448	*
James J. Benard	76,967	*
Mark Groeneman	108,790	*

All directors and executive officers as a group (11 persons)	2,899,315	16.0%

*
Indicates less than one percent.

(1)
The ownership of shares of Common Stock shown in the table includes shares which may be acquired within 60 days upon exercise of outstanding stock options granted under our stock option plans by each of the persons and groups, as follows: Mr. Payne—300,000 shares granted on 12-22-00, and 45,000 shares vested (75%) out of 60,000 granted on 2-11-02; Mr. Stedman—37,500 shares vested (75%) out of 50,000 granted on 12-22-00, and 6,000 shares granted on 5-7-02; Mr. Erickson—37,500 shares vested (75%) out of 50,000 granted on 12-22-00, and 6,000 shares granted on 5-7-02; Mr. Wilson—50,000 shares granted on 12-22-00, and 6,000 shares granted on 5-7-02; Mr. Brudnicki—50,000 shares granted on 12-22-00, and 6,000 shares granted on 5-7-02; Mr. Foster—3,750 shares vested (75% of one-third) out of 15,000 granted on 11-4-99, 37,500 shares vested (75%) out of 50,000 shares granted on 12-22-00, and 6,000 shares granted on 5-7-02; Mr. Dodds—26,212 shares granted on 6-9-00, 50,000 shares granted on 12-22-00, and 15,000 shares vested (75%) out of 20,000 granted on 2-11-02; Mr. Benard—7,124 shares granted on 6-9-00, 7,500 shares vested (50%) out of 15,000 granted on 12-22-00, and 18,750 shares vested (75%) out of 25,000 granted on 2-11-02; and Mr. Groeneman—50,000 shares granted on 12-22-00, and 11,250 shares vested (75%) out of 15,000 granted on 2-11-02.

(2)
Mr. Stedman's holdings include:

•
33,998 shares of Common Stock which are held by the Betty Ann Stedman Trust, of which Mr. Stedman is a trustee;

•
1,425 shares of Common Stock which are held by the Betty Ann West Stedman Descendants Trust, of which Mr. Stedman is a trustee;

•
12,982 shares of Common Stock which are held by the Wesley West Descendants Trust, of which Mr. Stedman is a trustee;

•
4,847 shares of Common Stock which are held by the Courtney Lynn Meagher Trust, of which Mr. Stedman is a trustee;

•
3,369 shares of Common Stock which are held by the Evan Everett Meagher 1989 Trust, of which Mr. Stedman is a trustee;

•
172,708 shares of Common Stock which are held by the Stedman West Family Partnership Ltd. (formerly Wesley West Long Term Partnership), a partnership of which Mr. Stedman serves as the manager of the general partner;

  •
  43,550 shares of Common Stock which are held by the Wesley West Flexible Partnership, a partnership of which Mr. Stedman serves as the managing partner.

  •
  28,500 shares of Common Stock which are held by the Neva and Wesley West Foundation, of which Mr. Stedman is trustee;

  •
  2,150 shares of Common Stock which are held by the Lynn Stedman Meagher Children's 1997 Trust, of which Mr. Stedman is trustee;

  •
  5,605 shares of Common Stock which are held by the Wesley West Stedman 1987 Trust f/b/o Mr. Stedman's minor son;

  •
  3,425 shares of Common Stock which are held by the Stuart W. Stedman, Jr. 1996 Trust f/b/o Mr. Stedman's minor son; and

  •
  2,150 shares of Common Stock which are held by the Stuart W. Stedman Children's 1997 Trust f/b/o Mr. Stedman's children.

(3)
Mr. Erickson's holdings consist of 7,000 shares of Common Stock held by Mr. Erickson's minor son, David S. Erickson.

(4)
Mr. Wilson's holdings include 378,363 shares of Common Stock held by the Mark F. Wilson and Anne Pedersen Wilson Living Trust; 41,629 shares of Common Stock held by the Wilson Trust B U/A/D 9/9/77 by Francis Wilson; and 41,629 shares of Common Stock held by the Wilson Trust C U/A/D 9/9/77 by Francis Wilson.

Stock Ownership of Certain Beneficial Owners

        As of March 24, 2003, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of the outstanding Common Stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, other than directors and executive officers whose beneficial ownership is described in the above table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
Capital Guardian Trust Company(1) 11100 Santa Monica Blvd. Los Angeles, CA 90025	1,706,400	9.8%
Strong Capital Management, Inc.(2) 100 Heritage Reserve Menomonee Falls, WI 53051	1,497,795	8.6%
Dimensional Fund Advisors, Inc.(3) 1299 Ocean Ave., 11th. Floor Santa Monica, CA 90401	1,032,950	6.0%

Total	4,237,145	24.4%

(1)
Based solely on schedule 13G filed with the SEC on February 11, 2003.

(2)
Based solely on schedule 13G filed with the SEC on March 14, 2003.

(3)
Based solely on schedule 13G filed with the SEC on February 14, 2003.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Carriage currently has six directors on its Board that each serve staggered three-year terms. At the Meeting, you and the other stockholders will elect two individuals to serve as Class I directors for a new three-year term expiring at the 2006 annual meeting and until their successors are duly elected and qualified. The two current Class I directors whose terms are expiring at the Meeting are Melvin C. Payne and Mark F. Wilson. Upon recommendation of the Corporate Governance Committee, the Board of Directors has nominated Mr. Payne for re-election at the Meeting to serve for a new three-year term. As explained under "Certain Transactions" below, Mr. Wilson has agreed not to have his name placed in nomination for re-election, subject to certain visitation rights and to be nominated as a Class II director at the 2004 annual meeting. In the place of Mr. Wilson, the Board of Directors has nominated Joe R. Davis as the other Class I director for consideration at the 2003 Meeting. Proxies may be voted for two directors. Biography descriptions for Messrs. Payne and Davis are set forth below.

        We recommend that you vote "FOR" the election of each nominee listed in Proposal No. 1 as a Class I Director. The individuals named as proxies will vote the enclosed proxy "FOR" the election of all nominees unless you direct them to withhold your votes for one or more of the nominees.

        You may not cumulate your votes in the election of directors. The two nominees receiving the highest number of affirmative votes will be elected to the Board. You may withhold authority to vote for any or all nominees for directors. If any nominee becomes unable to serve as a director before the Meeting (or decides not to serve), the individuals named as proxies will vote FOR the remainder of the nominees and for such other nominees as we may designate as a replacement or substitute for those who become unavailable.

        The following table sets forth the names, ages and titles of the persons who have been nominated for election as Class I directors and our other current directors and executive officers.

Name	Age	Title
Nominees for Class I Directors (Term expiring at 2006 annual meeting)
Melvin C. Payne(1)	60	Chairman of the Board, Chief Executive Officer, President and Director
Joe R. Davis	60	Director
Existing Class I Director (Term expiring at 2003 annual meeting)
Mark F. Wilson	56	Director
Continuing Class II Directors (Term expiring at 2004 annual meeting)
Vincent D. Foster(2)(3)(4)	46	Director
Greg M. Brudnicki	47	Director
Continuing Class III Directors (Term expiring at 2005 annual meeting)
Stuart W. Stedman(2)(3)(4)	45	Director
Ronald A. Erickson(3)(4)	66	Director
Executive Officers who are not Directors
Joseph Saporito	49	Senior Vice President, Chief Financial Officer and Secretary
Jay D. Dodds	42	Senior Vice President of Funeral Operations
James J. Benard	46	Senior Vice President of Sales & Cemetery Operations
Mark Groeneman	47	Senior Vice President of Human Resources

(1)
Member of Executive Committee
(2)
Member of Compensation Committee
(3)
Member of Audit Committee
(4)
Member of Corporate Governance Committee

        Set forth below is a brief description of the business experience of the directors and executive officers of our company.

Directors (listed in same order as table set forth above)

        Melvin C. Payne, a management founder of Carriage, has been Chairman of the Board and Chief Executive Officer since December 1996. Prior to then, he had been the President, Chief Executive Officer and a director of Carriage since its inception in 1991. Mr. Payne resumed the additional position of President in December 2000. Mr. Payne serves on the Board of Directors of Sovereign Business Forms, Inc., a private company in the business forms manufacturing industry.

        Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Consolidated Graphics Inc. ("CGX") since he founded it in 1985. Mr. Davis serves on the Executive Committee of CGX's Board of Directors.

        Mark F. Wilson became a director in January 1997 when CNM merged with Carriage. Mr. Wilson served as the President of CNM from 1988 until its merger with Carriage in January 1997, when he became President of our California operations. CNM owned and operated nine Wilson & Kratzer Funeral Homes and the Rolling Hills Memorial Park Cemetery in Alameda and Contra Costa Counties, California. In connection with the CNM merger, Carriage agreed to increase the Board of Directors by one member and appoint Mr. Wilson as a director. Mr. Wilson served as Senior Vice President of Cemetery Operations from November 2000 until November 2001, at which time he stepped aside upon the elevation of Jim Benard to that position, but Mr. Wilson maintained his role as President of our California operations. Mr. Wilson also serves on the Board of Directors of Mechanics Bank, Richmond, California.

        Vincent D. Foster became a director of Carriage in November 1999. Mr. Foster is a Senior Managing Director of Main Street Mezzanine Fund, LLC, a licensed small business investment corporation, and served as Senior Managing Director of Main Street Equity Ventures II, L.P. (and its predecessor firm), a private equity firm, from 1997 through 2002. Mr. Foster is a director of Quanta Services, Inc., and served as its nonexecutive Chairman of the Board of Directors from February 1998 through May 2002. Mr. Foster is also a director of U.S. Concrete, Inc. and serves as its nonexecutive Chairman of the Board. From September 1988 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States.

        Greg M. Brudnicki became a director of Carriage in November 1997 when Forest Lawn/Evergreen Management Corp. merged with a subsidiary of Carriage. Forest Lawn and its affiliate owned and operated three funeral homes and three cemeteries in Panama City and Fort Walton Beach, Florida and Dothan, Alabama. Mr. Brudnicki served as the President and Chief Executive Officer of Forest Lawn until the merger, when he became the Co-Manager of the Forest Lawn cemeteries and funeral homes operated by Carriage. In connection with the merger, Carriage agreed to increase the Board of Directors by one member and appoint Mr. Brudnicki to fill the resulting vacancy. Mr. Brudnicki served as Senior Vice President of Cemetery Operations from November 2000 until November 2001, at which time he stepped aside upon the elevation of Jim Benard to that position, whereupon Mr. Brudnicki resumed his previous role with our operations in Northwest Florida. Mr. Brudnicki serves as an advisor to the Board of Trustees for Bay Medical Center, a non-profit hospital in Panama City, Florida, as well as President of the Bay Medical Center Foundation; director of Peoples 1st Community Bank; and as Chairman of the Florida Board of Funeral and Cemetery Services.

        Stuart W. Stedman has been a director of Carriage since it went public in August 1996. For the past 18 years, Mr. Stedman has been President of Wesley West Interests, Inc., a management company responsible for various family holdings, including marketable securities, oil, gas and coal properties, ranch lands and urban real estate. Mr. Stedman also serves as a Manager and a member of the compensation committee of Strand Energy, L.L.C., a private exploration and production company.

        Ronald A. Erickson has been a director of Carriage since it went public in August 1996. Mr. Erickson is Chief Executive Officer of Holiday Companies, Minneapolis, Minnesota, a family business consisting primarily of convenience stores and sporting goods stores. Mr. Erickson is also a director (and member of the board's compensation committee) of Andersen Corporation, a privately held manufacturer of windows and patio doors.

Executive Officers Who Are Not Directors

        Joseph Saporito has been Senior Vice President, Chief Financial Officer and Secretary of Carriage since September 2002. Mr. Saporito, a certified public accountant, has responsibility for the financial and administrative functions of Carriage. Prior to joining Carriage, he served as Division Head of the Commercial Audit Division of the Houston office of Arthur Andersen LLP, where he was a partner for 15 years.

        Jay D. Dodds has been the Senior Vice President of Funeral Operations for Carriage since October 2000. Mr. Dodds joined Carriage in 1994 as an operations Vice President. He has over 20 years of professional funeral home and cemetery experience. Prior to joining Carriage, he was affiliated with Stewart Enterprises in its Southwest region, operating funeral homes and cemeteries for 13 years, most recently serving as Senior Vice President. Mr. Dodds is a member of the National Funeral Directors Association and serves on its Advocacy Committee.

        James J. Benard has been Senior Vice President of Sales and Cemetery Operations for Carriage since November 2001. Mr. Benard joined Carriage in 1998 as a Regional Vice President of Sales. He has over 22 years of professional funeral home and cemetery experience. Prior to joining Carriage, he was affiliated with Service Corporation International in various roles for ten years. Mr. Benard is a member of the International Cemetery and Funeral Association.

        Mark Groeneman has been Senior Vice President of Human Resources since July 2001. He joined Carriage in January 2000 to formalize and develop Carriage's human resources functions. Before joining Carriage, Mr. Groeneman served from 1998 to 2000 as Vice President of Human Resources at Allright Corporation, an owner and operator of parking facilities across the country. Prior to Allright, Mr. Groeneman served as Vice President—Human Resources from 1994 to 1998 at Oshman's Sporting Goods, a nation-wide major retailer of sporting goods and apparel. Mr. Groeneman has over 22 years of human resources related experience in the retail, service and manufacturing industries.

Organization and Committees of the Board

        During 2002, Carriage's Board met six times and acted by unanimous written consent six times. Each of the directors attended all of the meetings of the Board. The functions of the Executive, Audit, Compensation and Corporate Governance Committees of the Board, and the number of meetings held during 2002, are described below. In addition, the independent directors of the Board, at each of the regular quarterly meetings in 2002, met separately in executive session, outside the presence of management or non-independent directors, but where appropriate with representatives of our independent auditors.

        The primary function of the Executive Committee is to exercise many of the powers of the Board in between regular Board meetings, including the authorization of contracts, leases and loan documents. The Executive Committee did not meet in 2002 and did not take any action by unanimous written consent. For all of 2002, Melvin C. Payne was the sole member of the Executive Committee. The full Board has suspended all actions of the Executive Committee for so long as it has only one member and will consider reactivating the Executive Committee when additional members are appointed by the Board.

        The Compensation Committee reviews and approves the compensation of Carriage's senior officers, including stock option plans, incentive compensation programs and benefit plans. The Compensation Committee also administers, and makes grants of stock options under, Carriage's stock option plans. The members of the Compensation Committee are Vincent D. Foster, Chairman, and

Stuart W. Stedman. In 2002, the Compensation Committee held two meetings and acted by unanimous consent once. See the report of the Compensation Committee on page 15 of this Proxy Statement.

        The Audit Committee appoints Carriage's independent auditors and reviews the plan, scope and results of the audit with the auditors and Carriage's officers. The Audit Committee also reviews with the auditors the principal accounting policies and internal accounting controls of Carriage. The members of the Audit Committee are Vincent D. Foster, Chairman, Stuart W. Stedman and Ronald A. Erickson. The Audit Committee met six times during 2002, and each member of the Audit Committee was present at the meetings. See the report of the Audit Committee on page 19 of this Proxy Statement.

        In 2003, Carriage's Board adopted a new written charter to be the governing instrument for the Audit Committee, a copy of which is included as Appendix A. The New York Stock Exchange ("NYSE"), upon which our Common Stock is traded, requires that each of its listed companies maintain an independent audit committee. None of the members of our Audit Committee has a relationship with Carriage that may interfere with the exercise of his independence from management or Carriage. No member of our Audit Committee is or has been in the last three years an employee of Carriage or in a business relationship with Carriage. Also, no immediate family member related to a member of our Audit Committee is an executive officer of Carriage or any of its affiliates.

        In addition to the independence standard, the NYSE requires that each member of the Audit Committee be financially literate and at least one member must have accounting or related financial management expertise. Each member of our Audit Committee is financially literate, and Mr. Foster is a certified public accountant with approximately 20 years of public accounting experience. Currently, Mr. Foster is a managing director of a small business investment corporation for which he reviews and analyzes financial statements as part of his daily functions.

        The Corporate Governance Committee (formerly known as the Nominating Committee) reviews the structure of the full Board, evaluates the Board's performance and makes recommendations regarding the size of the Board and the number and classification of directors. The Corporate Governance Committee also conducts a search for suitable and qualified candidates to serve as directors when the terms of office are up for election at each year's annual meeting of stockholders, and submits the names of candidates for such positions for consideration by the Board. The members of the Corporate Governance Committee are Stuart W. Stedman, Chairman, Vincent D. Foster and Ronald A. Erickson. The Corporate Governance Committee did not meet in 2002, as two of its three members were nominated by the full Board of Directors for re-election as directors. The Committee did meet in early 2003 to consider and recommend nominees for Class I directors at the 2003 Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Carriage's directors and executive officers, and persons who own more than 10% of a registered class of Carriage's equity securities, to file with the SEC reports of ownership and changes in ownership of Common Stock and other equity securities of Carriage. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish Carriage with copies of all Section 16(a) forms they file.

        Based solely on a review of the copies of such reports furnished to Carriage or written representations that no other reports were required, Carriage believes that all filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with during 2002, except as follows: Melvin C. Payne, Thomas C. Livengood, Jay D. Dodds, James J. Benard and Mark Groeneman each filed their respective Form 4 on April 12, 2002 to report a grant of stock options that occurred effective February 11, 2002; and Vincent D. Foster, Ronald A. Erickson, Stuart W. Stedman, Greg M. Brudnicki and Mark F. Wilson resubmitted their respective Form 4 reports in late June 2002 for stock option grants effective May 7, 2002, after the SEC returned the original reports as illegible.

CERTAIN TRANSACTIONS

        Mark Wilson and Greg Brudnicki are prior owners of businesses that Carriage acquired in 1997. As an incentive, we entered into arrangements with them to pay them 10% of the amount by which the annual field-level earnings before interest, depreciation, amortization and income taxes exceeds predetermined targets on certain businesses in their respective geographic region through 2008, with a final payment equal to a multiple of six times the average of the last three years payments. The incentives earned by the two directors totaled $120,000 for 2002.

        In connection with our acquisition in January 1997 of certain funeral homes and cemeteries in California which were controlled by Mark Wilson and others, Mr. Wilson and one of our subsidiaries entered into a fifteen-year non-competition agreement providing for, among other things, the payment to Mr. Wilson of $170,000 per year. In December 2000, Carriage released Mr. Wilson from his obligations under that agreement, although we remain obligated to continue to make the payments thereunder. In the January 1997 transaction, we entered into an employment agreement with Mr. Wilson, which was superseded by a new three-year employment agreement we signed on January 1, 2001 incident to Mr. Wilson assuming his corporate-level duties as Senior Vice President of Cemetery Operations, at a base salary of $150,000 per year. On November 7, 2001, James J. Benard was elected Senior Vice President of Sales & Cemetery Operations, at which time Mr. Wilson resigned his corporate-level position but maintained his position with our California operations and his agreement remains unaffected.

        The January 1997 transaction included Carriage's commitment to nominate Mr. Wilson to its Board of Directors for so long as he and other former CNM shareholders collectively owned a certain minimum level of our Common Stock, and he has served on our Board ever since. At present, the Board consists of six directors, three of whom meet the "independence" standards under both the current NYSE rules and the requirements of the Sarbanes-Oxley Act of 2002, and three of whom do not. As Mr. Wilson is a full-time employee of one of our subsidiaries, he does not meet the independence standard. The Board in early 2003 discussed its desire to achieve as quickly as practicable a majority of its members who would so qualify as independent, although it was felt that the Board's size should not be increased at present. Consequently, we agreed with Mr. Wilson and the other former CNM shareholders that Mr. Wilson would not stand for re-election in 2003, so as to make room for another candidate who could serve as an independent director. Mr. Wilson will, however, continue to have certain rights to attend regular and special meetings of the Board as a non-voting visitor and to receive certain materials available to directors. The Board further agreed that (if the minimum stock ownership threshold is still met) it would nominate Mr. Wilson as a Class II director for consideration at the 2004 annual meeting of stockholders.

        Joe R. Davis was selected by the Corporate Governance Committee, and nominated by the full Board, to be considered for election as a Class I director at the 2003 Meeting. There is no contract or commitment concerning his election to or service on the Board. The Board believes that Mr. Davis will satisfy applicable standards for independence. Mr. Davis is an officer, director and founding shareholder of CGX, a subsidiary of which provided printing services to Carriage last year for approximately $25,000.

        In connection with our acquisition in November 1997 of certain funeral homes and cemeteries in Florida, which were controlled by Greg Brudnicki and another person, Mr. Brudnicki and one of our subsidiaries entered into an employment agreement, which was superseded by a new three-year employment agreement we signed on January 1, 2001 incident to Mr. Brudnicki becoming Senior Vice President of Cemetery Operations. His annual base salary is $150,000. When Mr. Benard was elected Senior Vice President of Sales & Cemetery Operations, Mr. Brudnicki also resigned his corporate-level position but maintained his position with our operations in Northwest Florida and his agreement remains unaffected.

        In connection with the above-described acquisition, we agreed to make a contingent purchase price payment to Mr. Brudnicki and the other former owner of those firms if one of the funeral homes achieved financial performance, as defined in the agreement, above a certain target. In February 2000, the agreement was amended to split it into two payments. In March 2002, we completed the last such payment, and Mr. Brudnicki's share was approximately $572,000.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth information regarding the compensation for the years ended December 31, 2002, 2001 and 2000, with respect to the Chief Executive Officer and the four other most highly compensated executive officers of Carriage whose total annual salary and bonus during 2002 exceeded $100,000 (collectively, the "Named Executive Officers").

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation(1)	Restricted Stock Awards(2)		Securities Underlying Options(3)	All Other Compensation(4)
Melvin C. Payne Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	$ $ $	375,000 375,000 364,615	$ $ $	200,000 187,500 75,000		$ $	277,900 — 112,500	— 60,000 300,000	$ $ $	16,061 15,663 3,110
Joseph Saporito Senior Vice President, CFO and Secretary	2002 2001 2000		$63,173 — —		$30,000 — —			— — —	— — —		$87 — —
Jay D. Dodds Senior Vice President— Funeral Operations	2002 2001 2000	$ $ $	180,000 180,000 155,769	$ $ $	60,000 50,000 20,000		$ $	79,400 — 30,000	— 20,000 76,212	$ $ $	2,601 2,309 2,073
James J. Benard Senior Vice President— Sales & Cemetery Operations	2002 2001 2000	$ $ $	200,000 200,000 194,533	$ $ $	50,000 35,000 37,500		$ $	79,400 — 9,500	— 25,000 22,124	$ $ $	2,710 180 1,823
Mark Groeneman Senior Vice President— Human Resources	2002 2001 2000		$150,000 150,000 130,000		$45,000 35,000 14,000			$79,400 — 21,000	— 15,000 50,000		$2,355 1,918 1,745
Departed Officer
Thomas C. Livengood Former Chief Financial Officer	2002 2001 2000	$ $ $	136,730 225,000 203,442	$ $ $	50,000 25,000 41,000		$	— — 61,500	— 10,000 150,000	$ $ $	202,039 2,327 2,730

(1)
Excludes perquisites and other personal benefits unless the aggregate amount of such compensation exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(2)
Represents the value of Common Stock issued to the Named Executive Officer at the time of grant based upon the closing price of a share of Common Stock on the grant date. All stock grants for the 2000 year were granted effective December 22, 2000 when the price was $1.1875 per share, as follows: Mr. Payne—94,737 shares; Mr. Dodds—25,263 shares; Mr. Benard—8,000 shares; Mr. Groeneman—17,684 shares; and Mr. Livengood—51,789 shares. All stock grants for the 2002 year were granted effective January 9, 2003 when the price was $3.97 per share, as follows: Mr. Payne—70,000 shares; Mr. Dodds—20,000 shares; Mr. Benard—20,000 shares; and Mr. Groeneman—20,000 shares.

(3)
Options granted for the 2001 year were granted in February 2002; options granted for the 2000 year were granted in December 2000.

(4)
Each of the amounts in this column reflect contributions by Carriage to its 401(k) Plan for the executive's benefit plus payment or reimbursement of life insurance premiums where the Company was not the named beneficiary. Mr. Livengood's amount includes a severance payment of $200,000; See "Separation Agreement with a Departed Officer" below.

Stock Option Grants in 2002

        We have four stock option plans:

  •
  the 1995 Stock Incentive Plan (the "1995 Plan");

  •
  the 1996 Stock Option Plan (the "1996 Plan");

  •
  the 1996 Directors' Stock Option Plan (the "Directors' Plan"); and

  •
  the 1998 Stock Option Plan for Consultants (the "Consultants Plan").

        A total of 1,450,000 shares of Common Stock are reserved for issuance under the 1995 Plan, 1,300,000 shares of Common Stock are reserved for issuance under the 1996 Plan, 350,000 shares of Common Stock are reserved for issuance under the Directors' Plan, and 100,000 shares of Common Stock are reserved for issuance under the Consultants Plan. Options issued under the 1995 Plan and the 1996 Plan may be either "Incentive Stock Options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified stock options. Options issued under the Directors' Plan and Consultants Plan are non-qualified stock options.

        The following table sets forth information on the grants of options to acquire shares of Common Stock made during the year ended December 31, 2002, to the Named Executive Officers:

Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
		% of Total Options Granted to Employees in 2002
			Exercise or Base Price ($/Sh)	Expiration Date
						5%	10%
Melvin C. Payne	60,000	16.0%	4.77	2/11/12		$179,990	$456,129
Joseph Saporito	—	—	—	—		—	—
Jay D. Dodds	20,000	5.3%	4.77	2/11/12		$59,997	$152,043
James J. Benard	25,000	6.7%	4.77	2/11/12		$74,996	$190,054
Mark Groeneman	15,000	3.1%	4.77	2/11/12		$44,997	$114,032
Thomas C. Livengood	10,000	2.7%	4.77	10/31/02	(1)	—	—

(1)
Reflects options that expired three months following Mr. Livengood's resignation.

2002 Option Exercises and Year-End Option Holdings

        The following table sets forth, with respect to the Named Executive Officers, information concerning the exercise of stock options during the year ended December 31, 2002, and the year-end value of unexercised options:

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

				Number of Unexercised Options Held at December 31, 2002		Value of Unexercised In-the-Money Options at December 31, 2002(1)
Name	Shares Acquired on Exercise	Value Realized
				Exercisable	Unexercisable	Exercisable	Unexercisable
Melvin C. Payne	—	—		330,000	30,000	$725,250	$—
Joseph Saporito	—	—		—	—	$—	$—
Jay D. Dodds	—	—		86,212	10,000	$168,589	$—
James J. Benard	—	—		27,124	20,000	$28,816	$20,944
Mark Groeneman	—	—		57,500	7,500	$139,625	$—
Thomas C. Livengood	112,500	171,844	(2)	—	—	—	—

(1)
An option is "in-the-money" if the market value of the Common Stock exceeds the exercise price of the option. The values of the options set forth in these columns are based upon the difference between the closing price of $3.98 on the NYSE on December 31, 2002 and any lesser exercise price.

(2)
Reflects options exercised by Mr. Livengood within three months following his resignation of employment.

Equity Compensation Plan Information

        The following table provides information about our Common Stock that may be issued under equity compensation plans as of December 31, 2002:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (excluding shares Reflected in the First Column)
Equity compensation plans approved by security holders(1)	1,782,000	$3.65	1,035,000
Equity compensation plans not approved by security holders(2)	—	—	—

TOTAL	1,782,000	$3.65	1,035,000

(1)
Reflects options under our 1995 Plan, 1996 Plan, Directors' Plan and Consultants Plan, all of which have been approved by our stockholders. Does not include 263,500 shares which remain available under our 1997 Employee Stock Purchase Plan, which has also received stockholder approval.

(2)
Does not include arrangements with certain former owners of businesses sold to Carriage in which they may become entitled to receive payments based upon the field-level financial performance of locations within their designated geographic area, and under which they have the right to accept such payments in cash or our Common Stock. To date, all such payments have been made in cash. Also does not include compensation that directors from time to time elect to receive in our Common Stock in lieu of cash. Currently, Mr. Foster receives 100% of his compensation in Common Stock and Mr. Stedman receives 60%.

Separation Agreement with a Departed Officer

        On July 31, 2002, Thomas C. Livengood, Carriage's former executive vice president and chief financial officer, resigned from his positions as an officer and employee of Carriage. In connection with this resignation, Carriage and Mr. Livengood entered into a Separation Agreement and Release effective as of July 31, 2002, to supersede and extinguish the rights Mr. Livengood held under his employment agreement with Carriage dated November 8, 1999. Pursuant to the Separation Agreement, Mr. Livengood received a lump-sum payment of $250,000, of which $50,000 was acknowledged to represent a payment in lieu of a prorated bonus for 2002.

        Carriage and Mr. Livengood also entered into a Consulting Agreement pursuant to which Mr. Livengood will provide certain consulting services through November 2004, for a consulting fee totaling $500,000, payable in 36 equal bi-weekly installments. Under this agreement, Mr. Livengood has also agreed that he will not directly or indirectly compete with Carriage during the contract term.

Compensation of Directors

        We compensate our directors through cash payments, including quarterly retainers and meeting attendance fees, and through stock options.

        Each "outside director" is entitled to an annual retainer of $20,000, payable quarterly. A director qualifies as outside if that director is not an employee of our parent corporation or any subsidiary; currently, outside directors consist of Messrs. Stedman, Erickson and Foster and is anticipated to additionally include Mr. Davis if elected at the 2003 Meeting. In addition, the Chair of the Audit Committee (who is required to be an outside director, currently Mr. Foster) receives an annual grant of 5,000 fully vested shares of our Common Stock.

        As a general rule, each outside director is entitled to $1,000 for each regular or special meeting of the full Board attended in person, and $500 if attended by phone. In addition, Audit Committee members receive $1,500 for each committee meeting held in person and $1,000 for each such meeting held by phone, except that those amounts are cut in half if the committee meeting occurs on the same day as a full Board meeting. Members of the other committees receive $750 for each committee meeting held in person and $500 for each such meeting held by phone, except that the amounts are $1,125 and $750, respectively, for the chair of such committees, and no attendance fees are payable for these other committees for a meeting that occurs on the same day as a full Board meeting.

        Outside directors have the ability to elect to receive all or any portion of the cash retainer and attendance fees in shares of our Common Stock, based on the fair market value thereof as of the date the amount is earned.

        We also have the ability to issue discretionary options under the Directors' Plan. The eligibility to receive options is broader than the definition of outside directors, by including all directors who are not executive officers of our parent corporation, but who may be employees ("eligible directors"). At present, eligible directors under the Directors Plan include, in addition to Messrs. Stedman, Erickson and Foster, Messrs. Wilson and Brudnicki, and it is expected that Mr. Davis will similarly qualify as an outside director. Each grant under the Directors Plan must be approved by (1) at least two-thirds of all members of the entire Board, and (2) a majority of all members of the Board who are not eligible to receive options under the Directors's Plan. In addition, shares issued upon exercise of options granted under the Directors' Plan may not, without Board approval, be sold or disposed of within six months following the date of grant.

        There are an aggregate of 350,000 shares of Common Stock reserved for issuance under the Directors' Plan. In May 2002, Carriage granted to each of Messrs. Stedman, Erickson, Foster, Wilson and Brudnicki an option to purchase up to 6,000 shares of our Common Stock at an exercise price of $4.50 per share. It is anticipated that every eligible director will receive a grant of 6,000 fully vested options immediately following the 2003 annual meeting.

Employment Agreements

        Effective November 8, 1999, we entered into an employment agreement with Melvin C. Payne. The employment agreement with Mr. Payne has an initial term of approximately five years with an evergreen two-year extension continuing after the first three years of the employment agreement unless either Carriage or Mr. Payne gives 90 days notice of termination. Pursuant to this agreement, Mr. Payne is entitled to receive a base salary of not less than $275,000 and a bonus to be determined on an annual basis by the Board of Directors. If Mr. Payne is terminated without cause during the term of the agreement, he will receive a monthly severance payment until the end of the term had he not been terminated plus a proportionate amount of the bonus earned for the year of termination. Such monthly severance payment would be equal to the average monthly amount (including salary and bonus) earned by Mr. Payne during the three calendar years prior to his termination. During the period that Mr. Payne receives the monthly severance payment, he also would be entitled to participate in any employee benefit plans or programs in which he was participating at the time of his termination. In addition, each agreement contains a covenant prohibiting Mr. Payne from competing with Carriage during the period he is receiving compensation under his agreement, provided, however, that following termination of employment, he may elect to forego certain severance payments which he would be entitled to under the employment agreement and thereafter would not be prohibited from competing with us. In addition, the agreements contain customary benefits and perquisites.

        Carriage is also a party to separate employment agreements with Jay D. Dodds, Mark Groeneman, James J. Benard, and Joseph Saporito dated effective November 8, 1999, January 1, 2000, January 1, 2001 and September 16, 2002, respectively, providing for initial annual base salaries to them of

$130,000, $130,000, $200,000 and $225,000, respectively, plus certain benefits including but not limited to eligibility for a year-end bonus based on performance, eligibility for stock option grants, and other benefits generally available to employees. Their agreements extend through November 8, 2004, December 31, 2004, December 31, 2003, and September 30, 2005, respectively, and each agreement may sooner terminate with no further obligation of Carriage for additional payments upon the death or disability of the employee or his termination from employment for cause. If the employee is terminated without cause, Carriage is obligated to continue to pay the employee his salary and provide benefits for the remainder of the contract term (in the case of Mr. Dodds) or a period of one year (in all other cases). Each such employee has agreed that for a two-year period following the termination of his employment agreement, he will not compete with Carriage or will induce any employees of Carriage to leave Carriage, with no option to elect out of the covenant. In addition, if Carriage undergoes a "Corporate Change" (as defined in our 1996 Plan) and Mr. Saporito leaves our employment, then he would be entitled to receive compensation and benefits for 12 months or until the remainder of his contract term, whichever is longer.

        In each case, the annual base salaries have been reviewed and from time to time adjusted, most recently in January 2003 to the following levels: Mr. Payne—$400,000; Mr. Saporito—$240,000; Mr. Dodds—$190,000; Mr. Benard—$200,000; and Mr. Groeneman—$160,000.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee (the "Committee") is responsible for annually reviewing and approving compensation arrangements for senior management, making recommendations with respect to employee benefit plans, making stock option grants under the 1995 Plan and the 1996 Plan and administering the 1997 Employee Stock Purchase Plan. Neither member of the Committee is an employee of Carriage or any of its subsidiaries.

        The goal of the Committee is to enhance performance and maximize stockholder value through, among other things, establishing appropriate executive compensation levels and incentives. The Committee believes that compensation levels should be tied to performance on both an individual and corporate level so that management will be properly motivated to achieve Carriage's annual and long term financial goals and to maximize stockholder value. Our executive compensation policies are designed to:

  •
  Allow us to attract and retain qualified executives with the leadership and other skills needed by Carriage at this stage in its development;

  •
  Provide strong incentives to achieve our annual and long term goals, which currently focus on balance sheet quality, with rewards for both individual and corporate performance; and

  •
  Solidly align the interests of management with those of the stockholders.

        Each year, the Committee considers specific ways that these policy goals may best be achieved, which includes a review of base salary as well as consideration of annual incentives, which may consist of one or a combination of cash bonuses, stock options, stock grants. From 1995 - 1999, the emphasis was more on incentive-based compensation and less on cash compensation. With the dramatic stock declines in 1999-2000, substantially all preexisting management options were relinquished by the holders, but upon the implementation of Fresh Start with a new management team, new options were granted, coupled with stock and cash bonuses. In 2002, base salaries were maintained level and a combination of cash bonuses and stock options were awarded to the Named Executive Officers. In January 2003, following completion of the second full year of Fresh Start, the Committee authorized salary increases, cash bonuses and restricted stock grants to the senior management team, all as further described below.

Base Salaries

        The base salaries for each of our executive officers are determined on an individual basis, taking into account such factors as the duties and levels of responsibility of the individual and compensation levels set by other companies within the industry, as well as other companies in the service sector of comparable revenue size. The Committee believes that maintaining a reasonable base salary structure is necessary to attract and retain talented executives.

        In 2002, the second full year of Carriage's Fresh Start initiative, Carriage solidified its core executive management team, consisting of Mel Payne, Chief Executive Officer and President, Jay Dodds, Senior Vice President of Funeral Operations, Jim Benard, Senior Vice President of Cemetery Operations and Mark Groeneman, Senior Vice President of Human Resources, and including the addition in September of Joseph Saporito, Senior Vice President and Chief Financial Officer. Skip Klug, Senior Vice President and Chief Information Officer, is also part of Carriage's senior management team, although not a Named Executive Officer. Salary increases were implemented at the beginning of Fresh Start, but they generally had not been adjusted in the intervening two years. In January 2003, the Committee reviewed evaluations completed by the Chief Executive Officer for each member of the management team, measuring performance against individualized criteria. As a result of this process, and given the successes achieved by Fresh Start thus far and the recognition that it is essential to Carriage that it retain a strong and incentivized management group, the Committee approved new annual base salaries which averaged 5.5% for the six senior officers.

Bonuses for Named Executive Officers for 2002

        As part of the performance review process described above, the Committee evaluated the appropriate levels of bonuses which should be considered for each member of the senior management team. In December 2000, the Committee approved stock bonus grants with a cash bonus component intended to defray each executive's tax liability. In January 2003, the Committee took a different approach for 2002 performance-based incentives, by considering cash bonuses independent of awards of restricted stock grants, which are further described below. While the Committee considered a number of factors in evaluating each executive's cash bonus level, including but not limited to Carriage's overall performance, there was an individualized review based upon the goals and achievements of each officer in the area of his responsibility. The Committee's recommendations were adopted by the full Board and are reflected in the Summary Compensation Table.

Restricted Stock Bonus Awards for Named Executive Officers for 2002

        Carriage has historically awarded stock options to its executive officers in each year. In January 2003, examining 2002 performance, there was a consensus among the Committee that the management team should begin taking on more ownership in our company and to operate according to that ownership mentality. Consequently, no options were granted to any Named Executive Officer or any other member of the senior management team for 2002 performance. Instead, the Committee authorized, and the full Board approved, restricted stock bonus awards. In each case, the full number of shares (as detailed below) were issued, but they remain subject to forfeiture if the executive leaves before shares are vested. All awards have a vesting schedule of 25% per year on the first through fourth anniversaries of the January 9, 2003 grant date, when our stock price was $3.97. The shares were issued under our 1995 Plan and are consequently registered on Form S-8, but unvested shares are held in escrow pending satisfaction of vesting requirements. The amount of the restricted stock awards are as follows:

Name	No. of Shares
Melvin C. Payne	70,000
Jay D. Dodds	20,000
James J. Benard	20,000
Mark Groeneman	20,000
Skip Klug	25,000

Compensation Policies for the Chief Executive Officer

        Melvin C. Payne has served as our Chief Executive Officer since Carriage was founded in 1991. He assumed the additional title of Chairman of the Board in December 1996. Mr. Payne took on the additional responsibilities as President at the end of 2000 when Fresh Start began and still holds that position.

        In early 2000, Mr. Payne's base salary was determined to be significantly below market, and so his base salary was increased to $375,000 per year. It stayed that way for two years, as Carriage implemented its Fresh Start initiatives. This year, the Committee again examined Mr. Payne's base compensation level. Now that the two-year phase of Fresh Start has been complete, the Committee felt that Mr. Payne's base salary should be adjusted, and so his base level was increased to $400,000, a 6.7% increase that is generally in line with other adjustments among the senior executive team.

        Since Carriage went public, Mr. Payne has assumed the dual roles of Chairman of the Board and Chief Executive Officer. Throughout Fresh Start, he has also been our President, effectively functioning as chief operating officer as well. Given these multiple roles and the successes achieved thus far, the Committee felt that it was appropriate to award Mr. Payne a cash bonus of $200,000, equal to one-half his new base salary level.

        The Committee felt that, as with other executive officers, Mr. Payne should receive a restricted stock grant in lieu of stock options, so no options were awarded to Mr. Payne. He did receive a restricted stock grant for 70,000 shares, with the same terms and conditions applicable to the other officers. The level of the grant was proportionate in relation to his base salary and bonus level when compared to other members of the management team and given his level of responsibility for Carriage's management, direction and vision.

Compensation Committee
Vincent D. Foster, Chairman Stuart W. Stedman

COMPARATIVE STOCKHOLDER RETURN

        The following graph compares on a cumulative basis the percentage change during the last five fiscal years in the total stockholder return on (i) our Common Stock, (ii) the Standard & Poor's 500 Stock Price Index, and (iii) a peer group index of the two other companies in the death care industry that were publicly traded throughout the entire five-year period (Service Corporation International and Stewart Enterprises, Inc.). This graph assumes that the value of an investment in our Common Stock and in each index was $100 on December 31, 1997. The returns for each company in the Peer Group are weighted according to its stock market capitalization for which a return is indicated.

	Comparison of Stockholder Returns
	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Carriage Services, Inc	$100	$150	$31	$8	$28	$21
S&P 500 Index	$100	$127	$151	$136	$118	$91
Peer Group	$100	$104	$20	$6	$17	$13

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        At December 31, 2002, the members of the Compensation Committee were Vincent D. Foster and Stuart W. Stedman. No member of the Compensation Committee was an officer or employee of Carriage at any time during 2002.

        During 2002, no executive officer or employee of Carriage served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors; or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of Carriage.

AUDIT COMMITTEE REPORT

        As members of the Audit Committee of the Board of Directors, we are responsible for helping to ensure the reliability of Carriage's financial statements. In keeping with this goal, the Audit Committee operates according to a written charter approved by the Board of Directors. A new charter was adopted this year and is included as Appendix A.

Review and Discussions

        The Audit Committee has reviewed and discussed Carriage's audited financial statements with management. It has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard Nos. 61 and 90. Additionally, the Audit Committee has received the written disclosures and the letter from the independent accountants at KPMG LLP, as required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent accountants their independence.

        In an effort to maintain the accountant's independence, the Audit Committee has considered whether KPMG LLP's rendering of non-audit services is compatible with maintaining its independence. We have concluded that the rendering of both types of services does not result in a conflict.

Change in Principal Accountant

        As disclosed in the Form 8-K Current Report, Carriage dismissed Arthur Andersen LLP as its principal accountant on May 20, 2002, and subsequently engaged KPMG LLP as its principal accountant. The decision to change principal accountants was recommended by the Audit Committee and was approved by the Board of Directors of Carriage. The decision to change was not the result of any disagreement between Carriage and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

        Arthur Andersen LLP reviewed the financial statements included in Carriage's Quarterly Report on Form 10-Q for the three months ended March 31, 2002. KPMG LLP audited the financial statements included in Carriage's Annual Report on Form 10-K as of and for the year ended December 31, 2002, and reviewed the financial statements included in Carriage's Forms 10-Q for the periods ended June 30, 2002 and September 30, 2002.

Selection for 2003

        The Audit Committee has reappointed KPMG LLP as the independent public accounting firm to audit our financial statements for the fiscal year ending December 31, 2003. Representatives of KPMG LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees

        The fees billed to Carriage by KPMG LLP for the audit of Carriage's financial statements for the year ended December 31, 2002 totaled $125,000. Additionally, the fees billed to Carriage by KPMG LLP for the reviews of the financial statements included in Carriage's Forms 10-Q for the periods ended June 30, 2002 and September 30, 2002 totaled $22,000.

        Arthur Andersen LLP billed Carriage $9,000 for their review of the financial statements included in Carriage's Form 10-Q for the three months ended March 30, 2002.

Financial Information Systems Design and Implementation Fees

        Neither KPMG LLP or Arthur Andersen LLP performed any services for Carriage related to financial information systems design and implementation during the year ended December 31, 2002.

All Other Fees

        The fees billed by KPMG LLP for all other services for the year ended December 31, 2002 totaled $123,910 and consisted of the following:

Assistance with respect to regulatory reporting(1)	$102,805
State income tax consulting	21,105

Total	$123,910

(1)
These services were performed prior to KPMG's appointment as our auditors.

        The fees billed by Arthur Andersen LLP for all other services for the year ended December 31, 2002 totaled $23,350 and consisted of the following:

State income tax consulting	$17,225
General corporate issues	6,125

Total	$23,350

Recommendation to Include Audited Financial Statements in Annual Report

        Based on the Audit Committee's discussions with management and the independent accountants, and its review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, with the SEC.

                      Audit Committee

                      Vincent D. Foster, Chairman
                      Stuart W. Stedman
                      Ronald A. Erickson

OTHER BUSINESS

        Management does not intend to bring any other business before the Meeting and has not been informed that any other matters are to be presented at the meeting by others. If other matters properly come before the Meeting or any adjournment thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER'S PROPOSALS

        Proposals of stockholders intended to be presented at the next annual meeting of stockholders and included in our proxy statement for that meeting, and which are otherwise eligible, must be received by the Secretary of Carriage (at the address indicated on the first page of this Proxy Statement) no later than December 1, 2003, to be included in Carriage's proxy material and form of proxy relating to that meeting. A stockholder proposal not intended to be included in Carriage's proxy statement but intended to be presented at Carriage's next annual meeting of stockholders will be considered untimely and not considered at that meeting if received by us after February 15, 2004.

ADDITIONAL INFORMATION

Annual Report

        The Annual Report to Stockholders for the year ended December 31, 2002 is being mailed to all stockholders entitled to vote at the Meeting. The Annual Report to Stockholders does not form any part of the proxy soliciting materials. Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC, are available without charge to stockholders upon request to Joseph Saporito, Senior Vice President and Secretary, Carriage Services, Inc., 1900 St. James Place, 4th Floor, Houston, Texas 77056.

Number of Proxy Statements and Annual Reports

        Only one copy of this Proxy Statement and the Annual Report accompanying this Proxy Statement will be mailed to stockholders who have the same address unless we receive a request that the stockholders with the same address are to receive separate Proxy Statements and Annual Reports. These additional copies will be supplied at no additional cost to the requesting stockholder.

        REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT THEY BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

                      By Order of the Board of Directors

                      Joseph Saporito
                       Senior Vice President, Chief
                      Financial Officer and Secretary

Houston, Texas
April 16, 2003

APPENDIX A

CARRIAGE SERVICES, INC.
(the "Company")
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER
Adopted February 18, 2003

I.    PURPOSE

        The Audit Committee is appointed by the Board to assist the Board in monitoring:

  (1)
  the integrity of the financial statements of the Company,

  (2)
  the independent auditor's qualifications and independence,

  (3)
  the performance of the Company's internal audit function and independent auditors, and

  (4)
  the compliance by the Company with legal and regulatory requirements

        The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

II.    COMMITTEE MEMBERSHIP

        The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange. The members of the Audit Committee shall be appointed by the Board on the recommendation of the Corporate Governance Committee. Audit Committee members may be replaced by the Board.

        The members of the Audit Committee shall be appointed by the Board at the annual meeting of the Board following the annual meeting of stockholders and shall serve until their successors are duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.    COMMITTEE AUTHORITY AND RESPONSIBILITIES

        The Audit Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification), and shall approve all audit engagement fees and terms and all significant non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities. The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form and delegate authority to subcommittees when appropriate. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee shall meet with management, any internal auditor and the independent auditor in separate executive sessions at least quarterly. Such executive sessions may (but need not) be combined with any executive sessions of the non-management members of the Board.

        The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review the Audit Committee's own performance. The Audit Committee, to the extent it deems necessary or appropriate to perform its duties, shall:

  A.    FINANCIAL STATEMENT AND DISCLOSURE MATTERS

        1.    Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management's discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

        2.    Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

        3.    Discuss with management and the independent auditor and establish a separate system of reporting significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including Matters to be Communicated to the Audit Committee, any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and security, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of alternative assumptions, estimates or GAAP methods on the Company's financial statements.

        4.    Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies.

        5.    Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

        6.    Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

        7.    Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

  (a)
  The adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

  (b)
  The management letter provided by the independent auditor and the Company's response to that letter.

  (c)
  Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

        8.    Review with the independent auditor and management the extent to which any changes or improvements in financial or accounting practices, recommended by the Audit Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Audit Committee.)

        B.    OVERSIGHT OF THE COMPANY'S RELATIONSHIP WITH THE INDEPENDENT AUDITOR

        1.    Review the experience and qualifications of the senior members of the independent auditor team.

        2.    Obtain and review a report from the independent auditor at least annually regarding:

  (a)
  the auditor's internal quality-control procedures,

  (b)
  any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm,

  (c)
  any steps taken to deal with any such issues, and

  (d)
  all relationships between the independent auditor and the Company

        3.    Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

        4.    Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the lead audit partner or, while not required, even the independent auditing firm itself on a regular basis.

        5.    Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who were engaged on the Company's account.

        6.    Discuss with the national office of, the independent auditor issues on which they were consulted by the Company's audit team and matters of audit, quality and consistency.

        7.    Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  C.    OVERSIGHT OF THE COMPANY'S INTERNAL AUDIT FUNCTION

        1.    Review the appointment and replacement of the senior internal auditing executive.

        2.    Review the significant reports to management prepared by the internal auditing department and management's responses.

        3.    Discuss with the independent auditor the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

  D.    COMPLIANCE OVERSIGHT RESPONSIBILITIES

        1.    Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

        2.    Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Business Conduct and Ethics. Review reports and disclosures of insider and affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics.

        3.    Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies. Review of employee complaints shall be conducted on a confidential basis and in a manner that preserves the anonymity of employee complaints submitted on an anonymous basis.

        4.    Discuss with the Company's general or regular counsel such legal matters that may have a material impact on the financial statements or the Company's compliance policies and corporate securities trading policies.

        5.    Perform any other activity consistent with this Charter, the Company's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

  IV.    LIMITATION OF AUDIT COMMITTEE'S ROLE

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

CARRIAGE SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors of
the Company for the Annual Meeting of Stockholders on May 13, 2003

        The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and Joseph Saporito, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 13, 2003 and at any adjournment(s) thereof, on all matters coming before said meeting.

        The Board of Directors recommends a vote FOR each of the proposals as stated on the reverse side of this proxy card and, unless a contrary choice is specified, this proxy will be voted FOR each of such proposals.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

May 13, 2003

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/    Please detach and mail in the envelope provided.    \*/
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

20200000000000000000 6	051303

THE BOARD OF DIRECTORS RECOMMENDS AVOTE "FOR" THE ELECTION OF DIRECTORS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.	ELECTION OF TWO CLASS I DIRECTORS for a three-year term ending at the 2006 Annual Meeting of Stockholders.			2.	In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.
NOMINEES
☐	FOR ALL NOMINEES	O	Melvin C. Payne
		O	Joe R. Davis
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.